Exhibit 99.1

KonaRed Corporation Hires Experienced Retail Industry Executive
Michael Halsey as VP/Chief Operating Officer

Koloa, Hawaii.  May 6, 2014:  KonaRed Corporation (www.KonaRed.com ) (OTCQB: KRED), developers of the exclusive Hawaiian Coffeeberry® wellness beverages and nutritional products which are sold in select Vitamin Shoppe, Whole Foods, Walmart, Safeway, Sprouts, 7-Eleven, and many other premier retail outlets, is pleased to announce the appointment of Michael Halsey to its leadership team as Vice President and Chief Operating Officer.

Mike Halsey will be responsible for overseeing, developing, and managing the strategic direction for the day-to-day operations of KonaRed.  Over the last twenty years, Mr. Halsey has held various leadership positions with both BestBuy and Target stores, serving as Global Retail Supply Chain/OMNI Channel Director for Best Buy's Western Region where he was responsible for the operational efficiency, inventory management and assortment performance for locations throughout the Mid-West, West Coast and Hawaii.

“We are very pleased to have Mike join the KonaRed team," said KonaRed CEO Shaun Roberts. "We did an extensive search for the right person for the VP/COO position with an eye to hiring an industry leader. Based on Mike's experience and expertise, we're confident he will be a tremendous asset to the Company in our efforts to improve and expand our product portfolio and execute our sales expansion plans."

Mike Halsey added, “The primary focus of my career has been to drive growth and expand profitability. KonaRed is now at one of those unique growth points and I’m looking forward to working with Shaun and his amazing team. KonaRed has an incredible story with rapidly growing brand loyalty. I expect this momentum to continue and increase.”

About KonaRed Corporation
KonaRed Corporation produces health and wellness nutritional products including beverages and supplements, which bring the attributes of Hawaiian Coffeeberry®, coffee fruit from Kona, Hawaii to an international consumer market. Established August 22, 2008 KonaRed became publicly traded on October 4, 2013 and trades on the OTCBB and OTCQB under the symbol KRED. KonaRed is headquartered in Koloa, Hawaii, and its distribution is centered in San Clemente, California. KonaRed products are sold in select Vitamin Shoppe, Walmart, Whole Foods, Safeway, Sprouts, 7-Eleven, and many other retail outlets throughout the US and Canada. More information about KonaRed and its products can be found at www.konared.com .

Forward Looking Statements
Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Action of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

For Investor and Media Inquiries, please contact:

KonaRed Corporation Investor Relations
E and E Communications
Paul Knopick
Email: pknopick@eandecommunications.com
Tel 940.262.3584